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INDEPENDENT AUDITORS' CONSENT

Merrill Lynch Municipal Strategy Fund, Inc.:

We consent to the use in Post-Effective Amendment No. 3 to Registration Statement No. 33-64311 of our report dated December 10, 1997 and to the reference to us under the caption 'Financial Highlights' appearing in the Prospectus, which is a part of such Registration Statement.

Deloitte & Touche LLP
Princeton, New Jersey

December 30 1997